UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

National CineMedia, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33296	20-5665602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 S. Syracuse Way, Suite 300
Centennial, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 792-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2025, the Board of Directors (the “Board”) of National CineMedia, Inc. (“NCM, Inc.” or the “Company”) appointed Simon Mullaly as a member of the Board, effective immediately. Mr. Mullaly was appointed to fill the vacancy created by the previously announced resignation of Nathan “Tripp” Lane that was effective immediately prior to the appointment of Mr. Mullaly. Mr. Mullaly was designated by Blantyre Capital Limited (“Blantyre Capital”) in accordance with the Director Designation Agreement (the “Designation Agreement”), dated August 7, 2023, between the Company, the Consenting Creditor Designation Committee (as defined in the Designation Agreement) and Blantyre Capital.

Mr. Mullaly, age 59, joined Blantyre in January 2023 as a Senior Advisor and has served as a Senior Investment Executive since June 2023. Prior to Blantyre, Mr. Mullaly served as Managing-Director - Head of Credit Sales and Trading at Guggenheim Partners from January of 2021 until November of 2022. Previously, Mr. Mullaly worked at Goldman Sachs, Lehman Brothers and Deutsche Bank. He also founded and operated Yorvik Partners, an independent niche fixed-income brokerage business, until its sale in 2014. He has over 25 years of global capital markets experience, focused on leverage credit, restructurings and special situations trading and investing while working out of both London and New York. Mr. Mullaly earned an MBA from the Wharton School of Business at the University of Pennsylvania and obtained a BSc (Hons) from Nottingham Trent University, England.

The Board has determined that Mr. Mullaly is an independent director as determined by the rules of the Nasdaq Stock Market. There are no family relationships between Mr. Mullaly and any director or executive officer of the Company. Mr. Mullaly does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At the time of this current report, Mr. Mullaly has not been appointed to any committees of the Board but may be appointed to a Board committee in the future.

Upon his appointment, the Company entered into an indemnification agreement with Mr. Mullaly on the Company’s standard form of indemnification agreement for directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Date:	October 22, 2025	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng Chief Financial Officer